[Execution Copy]



                         NEW GFI INTERCREDITOR AGREEMENT


         THIS NEW GFI INTERCREDITOR AGREEMENT, dated as of February 27, 1998, is among (i) CITICORP USA, INC. ("Citicorp") and THE BANK OF NOVA SCOTIA, as administrative agents (in such capacity, the "New GFI Administrative Agents") on behalf of certain financial institutions (collectively referred to as the "New GFI Lenders") which are now, or may from time to time hereafter become, parties to the New GFI Facility referred to below, (ii) CITICORP, as collateral agent (in such capacity, the "Term Collateral Agent") on behalf of certain financial institutions which are now, or may from time to time hereafter become, parties to the Term Facility referred to below as the Holder of the New GFI Note (as defined below), and (iii) CITICORP, acting in its capacity as collateral agent hereunder (together with its successors and assigns, the "Intercreditor Collateral Agent") for the Secured Parties.


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, dated as of February 27, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "New GFI Facility"), among Foamex Carpet Cushion Inc., a Delaware corporation ("New GFI"), the New GFI Lenders and the Administrative Agents, the New GFI Lenders have extended commitments to make Credit Extensions (as defined in the Credit Agreement) thereunder;

         WHEREAS, pursuant to the Credit Agreement, dated as of February 27, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Term Facility"), among Foamex L.P., a Delaware limited partnership, the lenders party thereto and the administrative agents party thereto, and assumed by Trace Foam LLC ("TFLLC"), the lenders have extended term loans to Foamex thereunder;

         WHEREAS, in connection with the sale of all non-real estate assets by General Felt Industries, Inc. ("GFI") to New GFI, New GFI has issued a promissory note in an original principal amount of $70,200,000 (the "New GFI Note") to GFI which has been guaranteed by Foamex International, Inc., a Delaware corporation ("FII");

         WHEREAS, as security for its obligations under the Term Facility, TFLLC has pledged and assigned all of its rights and interests in the New GFI Lease and the New GFI Note (including an assignment of all of its rights and interests in all collateral securing the New GFI Note) to the Term Collateral Agent under the Pledge Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "GFI Pledge Agreement"), as a result of which the Term Collateral Agent (a) has rights as the Holder of the New GFI Note to, inter alia, receive payments thereunder and to grant consents, waivers, amendments and other changes and modifications thereto and thereunder, (b) has rights with respect to the New GFI Lease to, inter alia, receive payments thereunder and to grant consents, waivers, amendments and other changes and modifications thereto and thereunder, and (c) to enter into and bind GFI to the terms and conditions and other agreements contained in this Agreement;

         WHEREAS, New GFI has entered into the Security Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), pursuant to which New GFI has granted a lien to the Intercreditor Collateral Agent, for its benefit and the benefit of the secured parties referred to therein, in and to all of the collateral described therein (the "Security Agreement Collateral");

         WHEREAS, New GFI has entered into the Contract Assignment and Security Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Contract Assignment Agreement"), pursuant to which New GFI has granted a lien to the Intercreditor Collateral Agent, for its benefit and the benefit of the secured parties referred to therein, in and to all of the collateral described therein (the "Contract Assignment Agreement Collateral");

         WHEREAS, New GFI has entered into the Mortgages, each dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, collectively the "Mortgages"), pursuant to which New GFI has granted a lien to the Intercreditor Collateral Agent, for its benefit and the benefit of the secured parties referred to therein, in and to all of the collateral described therein (the "Mortgage Collateral");

         WHEREAS, the Secured Parties and the Intercreditor Collateral Agent wish to set forth certain additional agreements among them with respect to, among other things, the appointment, duties and responsibilities of the Intercreditor Collateral Agent, the allocation of certain payments by the Obligors among the Intercreditor Collateral Agent and the Secured Parties and decisions relating to the exercise of remedies under the New GFI Facility, the New GFI Note, the Term Facility and the Collateral Documents; and

         NOW, THEREFORE, in consideration of the premises and other covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

         SECTION   a.      Certain Terms. The following terms (whether or not
                           underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agreement" means this New GFI Intercreditor Agreement as in effect on the date hereof, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Applicable Agreement" means, as the context requires, the New GFI Facility or the New GFI Note.

         "Collateral" means, collectively, the Security Agreement Collateral, the Contract Assignment Agreement Collateral and the Mortgage Collateral.

         "Collateral Documents" means, collectively, the Security Agreement, the Contract Assignment Agreement, the Mortgages and all other documents, agreements and instruments from time to time evidencing a security interest purported to be granted in the Collateral.

         "Contract Assignment Agreement" is defined in the sixth recital.

         "Contract Assignment Agreement Collateral" is defined in the sixth recital.

         "Credit Extensions" is defined in the first recital.

         "Event of Default" means any New GFI Facility Event of Default, any New GFI Note Event of Default or any Term Facility Event of Default.

         "Excess Party" is defined in clause (a) of Section 3.2.

         "Fee and Expense Share Allocation" means a fraction determined by the Intercreditor Collateral Agent as of the date on which the Intercreditor Collateral Agent receives Proceeds (i) the numerator of which, in respect of any Secured Party, shall equal all Fees and

Expenses owing to such Secured Party and notified in writing by the applicable Notifying Secured Party to the Intercreditor Collateral Agent as of such date and (ii) the denominator of which shall equal all Fees and Expenses owing to all Secured Parties and notified in writing by the applicable Notifying Secured Party to the Intercreditor Collateral Agent as of such date.

         "Fees and Expenses" is defined in clause (a)(ii)(A) of Section 4.2.

         "FII" is defined in the third recital.

         "GFI" is defined in the third recital.

         "GFI Pledge Agreement" is defined in the fourth recital.

         "Holder" is defined in the preamble.

         "Intercreditor Collateral Agent" is defined in the preamble.

         "Interest Obligations" is defined in clause (a)(ii)(B) of Section 4.2.

         "Interest Share Allocation" means a fraction determined by the Intercreditor Collateral Agent as of the date on which the Intercreditor Collateral Agent receives Proceeds (i) the numerator of which, in respect of any Secured Party, shall equal all Interest Obligations owing to such Secured Party and notified in writing by the applicable Notifying Secured Party to the Intercreditor Collateral Agent as of such date and (ii) the denominator of which shall equal all Interest Obligations owing to all Secured Parties and notified in writing by the applicable Notifying Secured Party to the Intercreditor Collateral Agent as of such date.

         "Mortgage Collateral" is defined in the seventh recital.

         "Mortgages" is defined in the seventh recital.

         "New GFI" is defined in the first recital.

         "New GFI Administrative Agents" is defined in the preamble.

         "New GFI Facility" is defined in the first recital.

         "New GFI Facility Event of Default" has the meaning assigned to the term "Event of Default" in the New GFI Facility.

         "New GFI Lenders" is defined in the preamble.

         "New GFI Note" is defined in the third recital.

         "New GFI Note Event of Default" has the meaning assigned to the term "Event of Default" in the New GFI Note.

         "Notifying Secured Party" means either of the New GFI Administrative Agents or the Holder.

         "Principal Allocation" means a fraction determined by the Intercreditor Collateral Agent as of the date on which the Intercreditor Collateral Agent receives Proceeds (i) the numerator of which, in respect of any Secured Party, shall equal all Principal Obligations owing to such Secured Party and notified in writing by the applicable Notifying Secured Party to the Intercreditor Collateral Agent as of such date and (ii) the denominator of which shall equal all Principal Obligations owing to all Secured Parties and notified in writing applicable Notifying Secured Party to the Intercreditor Collateral Agent as of such date.

         "Principal Obligations" means, collectively, the aggregate amounts owing to the Secured Parties with respect to (i) the outstanding principal of the Obligations and (ii) the outstanding principal amount of the New GFI Note.

         "Proceeds" is defined in clause (a) of Section 4.2.

         "Ratable" or "Ratably" means, in the context of (i) the benefit of or any distribution or realization of Collateral, or (ii) a distribution of any Proceeds, an allocation thereof among the Secured Parties pro rata in accordance with the amount of the Secured Obligations owing to such party is of an aggregate amount of all Secured Obligations.

         "Related Parties" is defined in clause (a) of Section 5.2.

         "Requisite Secured Parties" means the New GFI Lenders and/or the Holder which, in the aggregate, have Voting Percentages which exceed 50%; provided, however, that if the Term Facility is paid in full in cash and cash equivalents and the New GFI Note (as defined in the Term Facility) is still outstanding, the Requisite Lenders will constitute the Requisite Secured Parties.

         "Secured Parties" means, collectively (a) the Credit Agents and the New GFI Lenders, (b) providers of Hedging Obligations which are Lenders and (c) the Holder.

         "Secured Obligations" means the Principal Obligations and the Interest Obligations.

         "Security Agreement" is defined in the fifth recital.

         "Security Agreement Collateral" is defined in the fifth recital.

         "Term Collateral Agent" is defined in the preamble.

         "Term Facility" is defined in the second recital.

         "Term Facility Event of Default" has the meaning assigned to the term "Event of Default" in the Term Facility.

         "Voting Percentage" means, relative to any New GFI Lender or the Holder, the percentage which the outstanding amount of the Principal Obligations owing to such New GFI Lender or the Holder is of the aggregate amount of all Principal Obligations.

         SECTION           b.       Definitions.  Unless otherwise defined
                                  herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the New GFI Facility.


                                   ARTICLE 2.

                        CERTAIN RIGHTS OF SECURED PARTIES

         SECTION           a.       Acceleration.  It is expressly understood
                                  and agreed by each Secured Party that
                                  Indebtedness owing to any Secured Party from any Obligor may be accelerated in accordance with the terms of the Applicable Agreement governing such Indebtedness, and, subject to
                                  Section 2.2, that this Agreement does not limit or affect such right or any other rights afforded to the Secured Parties under the Applicable Agreements.

         SECTION           b.       Restrictions on Collection of Secured
                                  Obligations from Collateral.  Except as
                                  provided in this Agreement (including Section 4.1), no Secured Party or group of Secured Parties shall have any right to require the Intercreditor Collateral Agent to take, nor shall any such Secured Party or group of Secured Parties take, any action with respect to the Collateral or any portion thereof (including the foreclosure, sale or other liquidation thereof) or any Proceeds thereof, or to require any application of any Proceeds thereof in payment of all or any portion of the Secured Obligations.

         SECTION           c.       Individual Rights.  Except as expressly
                                  provided in this Agreement, each Secured Party shall have such rights as may be provided to it by its Applicable Agreement, the Collateral Documents and by applicable law.

         SECTION           d.       Required Notices.  Each Notifying Secured
                                  Party shall give notice promptly to the
                                  Intercreditor Collateral Agent of:

                  1.         the occurrence of any Event of Default of which
                           it has knowledge;

                  2.         the acceleration by it of the maturity of any
                           Secured Obligations owed to it by any Obligor; and

                  3. any proceeding which it has commenced against any Obligor pursuant to the exercise of any individual rights it may have either under an Applicable Agreement, any document or instrument delivered in connection therewith or under applicable law.

Promptly following receipt, the Intercreditor Collateral Agent shall give a copy of each notice which it has received pursuant to this Section to the New GFI Administrative Agents and the Term Collateral Agent.


                                   ARTICLE 3.

                            SHARING OF PAYMENTS, ETC.

         SECTION           a.       Sharing Excess Payments.  Nothing contained
                                  in this Agreement is intended to limit any Obligor's obligation to make payment of all Secured Obligations owed by it to the Secured Parties and the Intercreditor Collateral Agent strictly in accordance with the terms of the Applicable Agreement and instruments or agreements delivered in connection therewith. The right, however, of any Secured Party under the Applicable Agreement, the Collateral Documents and under this Agreement (including
                                  Article IV hereof) to hold and apply in
                                  payment of any Secured Obligation owed to it any amounts received by it as a result of the realization, sale or other remedial disposition of, or foreclosure on, any Collateral shall be subject to such Secured Party's obligation to distribute such amounts

                                  (to the extent such amounts exceed the
                                  Ratable amount of such Secured Party of all amounts then being applied in payment of all Secured Obligations) among all Secured Parties and the Intercreditor Collateral Agent in accordance with Section 3.2.

         SECTION           b.         Method of Sharing.

                  i.         If any Secured Party (an "Excess Party") shall
                           obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of any Collateral in payment of obligations constituting part of the Secured Obligations owed to it in excess of the amount it is then entitled to receive under the terms of this Agreement, such Excess Party shall hold such amount in trust for the Ratable benefit of the other Secured Parties in accordance with the terms of this Agreement and shall pay an amount equal to such excess to the Intercreditor Collateral Agent for distribution to the Secured Parties in accordance with the terms of this Agreement; provided, that if the Excess Party is required to return any such recovery, each Secured Party receiving a portion of such recovery shall return to the Excess Party its Ratable share of the sum required to be returned.

                 ii.         Each party hereto acknowledges for all purposes
                           (including for purposes of Sections 9-305 and 8-313(0) of the Uniform Commercial Code as in effect in the State of New York) that any Collateral (including instruments, money, negotiable instruments or certified securities) in which the Intercreditor Collateral Agent or such Secured Party may from time to time hold a possessory security interest shall also be held on behalf of the other Secured Parties, and the Intercreditor Collateral Agent and each Secured Party agrees, and each Obligor consents, that, at such time as any of such Collateral is released from the Lien of any Secured Party, it shall be delivered to the Intercreditor Collateral Agent or, if there shall be no Intercreditor Collateral Agent, to any other Secured Party(s) whose Liens shall then be in effect, or such other Person as shall be designated by such Secured Party(s), to be held as security for the Secured Obligations then outstanding.

                                   ARTICLE 4.

                 EXERCISE OF REMEDIES; APPLICATION OF PROCEEDS;
                             CERTAIN VOTING MATTERS

         SECTION           a.        Decisions Relating to Exercise of Remedies;
                                    Limit on Individual Rights. The
                                    Intercreditor Collateral Agent shall,
                                    subject to Section 5.1, make such demands and give such notices under the Collateral Documents as the Requisite Secured Parties may request, and shall take such actions to enforce the Collateral Documents and to foreclose upon, collect and dispose of all or any portion of the Collateral as may be directed by the Requisite Secured Parties; provided, however, that all such directions shall be binding upon each Secured Party for all purposes. No Secured Party shall have any right to exercise, individually, any rights or remedies under any Collateral Document (unless required by applicable law, in which case any recovery thereunder shall be subject to the terms of Article III), it being understood and agreed that all of such rights and remedies shall be exercised solely by and through the Intercreditor Collateral Agent for the benefit of all of the Secured Parties.

         SECTION           b.        Application of Proceeds of Collateral;
                                    Priority.

                  i.         Any and all amounts actually received by the
                           Intercreditor Collateral Agent in connection with the enforcement of any Collateral Document after the occurrence and during the continuance of an Event of Default, including the proceeds of any collection, sale or other disposition of all or any part of the Collateral (collectively, the "Proceeds"), shall, promptly upon receipt by the Intercreditor Collateral Agent, be applied

                           (i) first, to the payment in full of all amounts
                  owing to the Intercreditor Collateral Agent in respect of any fees and expenses (including attorneys' fees and expenses and fees and expenses of its agents) incurred by or on behalf of the Intercreditor Collateral Agent as a result of administering this Agreement or the Collateral or exercising any rights (including foreclosure of the Collateral) in its capacity as Intercreditor Collateral Agent;

                           (ii) second, following payment of all obligations
                  under clause (i), to the payment in full of the Secured Obligations, or in the event that such Proceeds are insufficient to pay in full the Secured Obligations, to the Secured Obligations of the Secured Parties in the following order of priority:

                                    (A) to all fees indemnities, gross-ups,
                           expense reimbursements and other Secured Obligations owing to the Secured Parties and not described in clauses (ii)(B) and (ii)(C) below (collectively, "Fees and Expenses"), such amounts to be allocated to each Secured Party in accordance with its Fee and Expense Share Allocation; then

                                    (B) to all interest (including default
                           interest) and fees owing to the Secured Parties (collectively, "Interest Obligations"), such amounts to be allocated to each Secured Party in accordance with its Interest Share Allocation; then

                                    (C) to all Principal Obligations owing to
                           the Secured Parties, such amounts to be allocated to each Secured Party in accordance with its Principal Allocation; then

                                    (D)  to all other obligations owed to the
                           Secured Parties by New GFI Ratably; and

                           (iii) third, to New GFI or as a court of competent jurisdiction shall direct.

         Until Proceeds are so applied, the Intercreditor Collateral Agent and each Secured Party shall hold all Proceeds received by it in trust for the benefit of all Secured Parties in accordance with the terms of this Agreement and in its custody in accordance with its regular procedures for handling deposited funds.

                  ii.       The priorities of allocation set forth in clause (a)
                           shall apply in all circumstances, including with respect to any distribution made in any case or proceeding under any bankruptcy law or insolvency law involving creditors' rights generally.

                 iii.       Not less than two Business Days prior to making any
                           application of monies pursuant to this Section, the Intercreditor Collateral Agent shall notify each of the Secured Parties and shall request each Secured Party to furnish to the Intercreditor

                           Collateral Agent such information as is necessary for the Intercreditor Collateral Agent to effect such application in accordance with this Agreement.

                 iv.        It is understood and agreed among the Secured
                           Parties that notwithstanding the timing or order of perfection of any Lien on any Collateral, all Liens granted by any Obligor with respect to the Collateral and all other rights to Collateral (including set-off rights) are pari passu as among the Secured Parties for all purposes, with no Secured Party's Lien to have priority or preference over any other Secured Party's Lien on any Collateral.

                  v.         Payments by the Intercreditor Collateral Agent to
                           the Secured Parties in respect of the Secured Obligations shall be made to the New GFI Administrative Agents, in the case of the New GFI Administrative Agents and the New GFI Lenders, and to the Term Collateral Agent, in the case of the Term Collateral Agent as Holder, in each case for distribution in accordance with the Applicable Agreement and/or Pledge Agreement, as the case may be.


         SECTION           c.      Certain Voting Matters.  Prior to the
                                  occurrence and during the continuance of an Event of Default, the Intercreditor Collateral Agent shall not take any action or give any consent to release any Collateral except (i) as permitted by the New GFI Facility and the New GFI Note or (ii) upon a vote of the Lenders and the Holder.


                                   ARTICLE 5.

                         INTERCREDITOR COLLATERAL AGENT

         SECTION           a.       Actions.  Each Secured Party hereby
                                  authorizes and appoints the Intercreditor
                                  Collateral Agent to act on behalf of such Secured Party as Intercreditor Collateral Agent for and representative of such Secured Party under this Agreement and the Collateral Documents, to enforce the rights provided under the Collateral Documents and the obligations of the Obligors thereunder and, in the absence of other written instructions from the Requisite Secured Parties received from time to time by the Intercreditor Collateral Agent (with respect to which the Intercreditor Collateral Agent agrees that it will, subject to the terms of this Section, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Intercreditor Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Secured Party agrees (which agreement shall survive any termination of this Agreement) to indemnify the
                                  Intercreditor Collateral Agent, pro rata according to such Secured Party's Voting Percentage, from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Intercreditor
                                  Collateral Agent in any way relating to or arising out of this Agreement or the Collateral Documents, including the reimbursement of the Intercreditor
                                  Collateral Agent for all reasonable
                                  out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Intercreditor Collateral Agent hereunder or in connection herewith or in enforcing the obligations of any Obligor under the Collateral Documents, in all cases as to which the Intercreditor Collateral Agent is not reimbursed by such Obligor; provided, that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Intercreditor Collateral Agent's gross negligence or wilful misconduct. The Intercreditor Collateral Agent shall not be required to take or omit to take any action hereunder or under any Applicable Agreement or the Collateral Documents, or to prosecute or defend any suit in respect of this Agreement, any Applicable Agreement or the Collateral Documents unless indemnified to its satisfaction by the Secured Parties against loss, costs, liability, and expense. If any indemnity in favor of the Intercreditor Collateral Agent shall become, in the Intercreditor Collateral Agent's determination, inadequate or impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Intercreditor Collateral Agent may delegate its duties hereunder to affiliates, agents, attorneys-in-fact and receivers (which term includes receivers as managers) selected in good faith by the Intercreditor Collateral Agent.

         SECTION           b.         Exculpation.

                  i.         The Intercreditor Collateral Agent shall have no
                           duties or responsibilities except those expressly set forth in this Agreement or the Collateral Documents, and the Intercreditor Collateral Agent shall not by reason of this Agreement or the Collateral Documents (or otherwise) be a trustee for any Secured Party or have any fiduciary obligation to any Secured Party. Neither the Intercreditor Collateral Agent nor any of its directors, officers, employees or agents (collectively, the "Related Parties") shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement or any of the Collateral Documents, or in connection herewith or therewith, if directed to do so (or to refrain from taking any action) by the Requisite Secured Parties, except for its own wilful misconduct or gross negligence, nor shall the Intercreditor Collateral Agent or any Related
                           Parties be responsible for any recitals or representations or warranties herein or therein or in any other agreement delivered in connection therewith, or for the effectiveness, enforceability, validity or due execution of this Agreement or any of the Collateral Documents or in any other agreement delivered in connection therewith, nor for the creation, perfection or priority of any Liens purported to be created under any Collateral Document or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, nor shall the Intercreditor Collateral Agent or any Related
                           Parties be obligated to make any inquiry respecting the performance by any Obligor of its obligations hereunder or thereunder or in any other agreement delivered in connection therewith. Any such inquiry by the Intercreditor Collateral Agent shall not obligate it to make any further inquiry or to take any action. The Intercreditor Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person. The Intercreditor Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                 ii.         The Intercreditor Collateral Agent shall be
                           entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by the Intercreditor Collateral Agent with reasonable care. As to any matters not expressly provided for by this Agreement, the Intercreditor Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the applicable Notifying Secured Parties, and such instructions of the applicable Notifying Secured Parties, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

                iii.         The Intercreditor Collateral Agent shall not be
                           required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any or all of the Collateral Documents, or which would in its opinion subject it or any of its Related Party to liability. The Intercreditor Collateral Agent shall, in all cases, be fully justified in failing or refusing to act hereunder and under the Collateral Documents unless it shall be fully indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 iv.         The Intercreditor Collateral Agent may deem and
                           treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form reasonably satisfactory to the Intercreditor Collateral Agent, shall have been filed with the Intercreditor Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

         SECTION           c.      Successor.  The Intercreditor Collateral
                                 Agent may resign as such at any time upon at least 60 days' notice to the New GFI Administrative Agents and the Term Collateral Agent. If the Intercreditor Collateral Agent at any time shall resign, the Requisite Secured Parties may appoint another Secured Party as a successor Intercreditor Collateral Agent. If the Requisite Secured Parties do not make such appointment within ten Business Days prior to the scheduled resignation date of the Intercreditor Collateral Agent, the retiring Intercreditor Collateral Agent shall appoint a new Intercreditor Collateral Agent from among the Secured Parties or, if no Secured Party accepts such appointment, from among commercial banking institutions or trust institutions generally. In furtherance of the foregoing, upon the announcement that the Intercreditor Collateral Agent will resign in its capacity as the Intercreditor Collateral Agent, each Obligor and the Secured Parties agree to use their best efforts to promptly appoint another Intercreditor Collateral Agent. Upon the acceptance of any appointment as the Intercreditor Collateral Agent hereunder, such successor Intercreditor Collateral Agent shall be entitled to receive from the retiring Intercreditor Collateral Agent such documents of transfer and assignment as such successor Intercreditor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Intercreditor Collateral Agent, and the retiring Intercreditor Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After the retiring Intercreditor Collateral Agent's resignation hereunder as the Intercreditor Collateral Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Intercreditor Collateral Agent under this Agreement and the Collateral Documents and
                                 Section 4.2 shall continue to inure to its benefit.

         SECTION           d.      Collateral Documents.  Each Secured Party
                                 hereby authorizes the Intercreditor Collateral Agent to enter into amendments, modifications and consents to each of the Collateral Documents and to this Agreement, on behalf of and for the benefit of such Secured Party, as may be necessary or appropriate, in the determination of the Intercreditor Collateral Agent, to better protect, perfect or continue the pledge to, or security interest of, the Intercreditor Collateral Agent and the Secured Parties respecting the Collateral subject thereto or to cure any defect or ambiguity in any Collateral Document or this Agreement.

         SECTION           e.      Credit Extensions by Citicorp.  Citicorp and
                                 each other Affiliate thereof which may at any time be acting as both the Intercreditor Collateral Agent and a Secured Party hereunder, shall have the same rights and powers with respect to any loans made by it, as any Secured Party and may exercise the same as if it were not the Intercreditor Collateral Agent or affiliated with the Intercreditor Collateral Agent, and the term "Secured Party" and, when appropriate, "holder" shall include Citicorp or such Affiliate in its individual capacity.

         SECTION           f.      Deposits, etc.  The Intercreditor Collateral
                                 Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or any Subsidiary or Affiliate of any Obligor as if
                                  the Intercreditor Collateral Agent were not the Intercreditor Collateral Agent hereunder.


                                   ARTICLE 6.

                                  MISCELLANEOUS

         SECTION           a.       Waivers, Amendment, etc.  The provisions of
                                  this Agreement may from time to time be
                                  amended, modified, or waived, if such
                                  amendment, modification or waiver is in
                                  writing and consented to by Requisite Secured Parties; provided, however, that no such amendment, modification, or waiver shall affect the rights or obligations of the Intercreditor Collateral Agent or modify
                                  Article V unless consented to by the
                                  Intercreditor Collateral Agent.

         SECTION           b.       Notices.  All notices and other
                                  communications provided to the Intercreditor
                                  Collateral Agent or any Secured Party under this Agreement shall be in writing or given by facsimile transmission and addressed, delivered or telecopied to such Person at its address or facsimile number set forth below its signature hereto (or in a notice sent in accordance with the terms of the relevant Applicable Agreement) or at such other address or facsimile number as may be designated by such Person in a notice to such other Persons). Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission, shall be deemed given when received.

         SECTION           c.       Severability.  Any provision of this
                                  Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION           d.       Counterparts.  This Agreement may be
                                  executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION           e.       GOVERNING LAW.  THIS AGREEMENT SHALL BE
                                  DEEMED TO BE A CONTRACT MADE UNDER AND
                                  GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION           f.       Successors and Assigns.  This Agreement
                                  shall be binding upon and shall inure to the benefit of the Intercreditor Collateral Agent and each Secured Party and their respective successors, transferees and assigns.

         SECTION           g.       Conflict.  In the event of a conflict
                                  between the provisions of this Agreement and the provisions of any Collateral Document, the provisions of this Agreement shall control.

         SECTION           h.       NO RIGHTS FOR OBLIGORS.  THIS AGREEMENT
                                  CONSTITUTES AN AGREEMENT AMONG AND FOR THE
                                  BENEFIT OF THE SECURED PARTIES AND THE
                                  INTERCREDITOR COLLATERAL AGENT ONLY, AND
                                  NOTHING CONTAINED HEREIN SHALL CONFER OR BE
                                  DEEMED TO CREATE ANY RIGHTS OR BENEFITS FOR
                                  THE BENEFIT OF ANY OBLIGOR, AND ANY AMENDMENT, MODIFICATION OR WAIVER MAY BE MADE TO THIS AGREEMENT WITHOUT CONSENT OF, OR NOTICE TO, ANY OBLIGOR. NO OBLIGOR IS (OR SHALL BE DEEMED TO BE) A THIRD PARTY BENEFICIARY UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                             CITICORP USA, INC.,
                                               as Intercreditor Collateral
                                               Agent,


                                             By:/s/ Jay Schiff
                                                --------------------------
                                                Title:


                                             Address: 399 Park Avenue
                                                      New York, NY 10043
                                             Attention:
                                             Facsimile Number: 212-793-1290


                                             CITICORP USA, INC.,
                                               as a New GFI Administrative
                                               Agent,


                                             By:/s/ Jay Schiff
                                                --------------------------
                                                Title:


                                             Address: 399 Park Avenue
                                                      New York, NY 10043
                                             Attention:
                                             Facsimile Number: 212-793-1290


                                             THE BANK OF NOVA SCOTIA,
                                               as a New GFI Administrative
                                               Agent,


                                             By:/s/ Brian Allen
                                                ---------------------------
                                                Title:


                                             Address: One Liberty Plaza
                                                      New York, NY 10006
                                             Attention: Peter Colletta
                                             Facsimile Number: 212-225-5090

                                             CITICORP USA, INC.,
                                              as Holder and Term Collateral
                                               Agent,


                                              By:/s/ Jay Schiff
                                                 ---------------------------
                                                 Title:


                                             Address: 399 Park Avenue
                                                      New York, NY 10043
                                             Attention:
                                             Facsimile Number: 212-793-1290



ACKNOWLEDGED AND AGREED TO:


FOAMEX CARPET CUSHION, INC.


By:/s/ George L. Karpinski
   ------------------------
   Title: